EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus constituting part of the Registration Statement on Amendment No. 5 to Form S-1 (File No. 333-146353) of our report dated September 26, 2007, except for the sixth paragraph of Note 4, as to which the date is January 11, 2008 and the third and fourth paragraphs of Note 1, the first and fourth paragraphs of Note 3 and the eighth paragraph of Note 4, as to which the date is January 16, 2008, related to the financial statements of Sports Properties Acquisition Corp. (a development stage company) (the “Company”) as of September 19, 2007 and for the period from July 3, 2007 (date of inception) to September 19, 2007, which appear in such Prospectus. Our report contains an emphasis of a matter paragraph regarding substantial doubt as to the ability of the Company to continue as a going concern. We also consent to the reference to our Firm under the caption “Experts” in such Prospectus.

/s/ WEISER LLP

New York, New York
January 16, 2008